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                       PricewaterhouseCoopers LLP


                     CONSENT OF INDEPENDENT AUDITOR

We agree to the inclusion in this registration statement on Form S-6 (File No. 333-65437) of our report, dated February 6, 1998, on our audit of the statutory basis financial statements of Royal Life Insurance Company of America and Subsidiaries as of and for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in this registration statement.


                                       /s/ PricewaterhouseCoopers LLP

February 5, 1999
Detroit, Michigan